Exhibit 99.1

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
ANNOUNCES SECOND QUARTER 2026 RESULTS

TINTON FALLS, NJ – August 10, 2026 — Cherry Hill Mortgage Investment Corporation (NYSE: CHMI) (“Cherry Hill” or the “Company”) today reported results for the second quarter 2026.

Second Quarter 2026 Highlights
•	GAAP net income applicable to common stockholders of $1.3 million, or $0.04 per share.
•	Earnings available for distribution (“EAD”) attributable to common stockholders of $5.5 million, or $0.15 per diluted share.
•	Common book value per share of $3.16 at June 30, 2026.
•	Declared regular common dividend of $0.10 per share; annualized common dividend yield was 16.6% based on the closing sale price of the Company’s common stock as reported by the NYSE on August 7, 2026.
•	Aggregate portfolio leverage stood at 5.02x at June 30, 2026.
•	As of June 30, 2026, the Company had unrestricted cash of $52.1 million.
•
On August 10, 2026, the Company announced the entry into a definitive merger agreement with TPG Mortgage Investment Trust, Inc. (NYSE: MITT) (“MITT”) with an implied transaction value of $117.5 million, representing a 29% premium to closing price on August 7, 2026, and a 32% premium to 30-Day Volume Weighted Average Price (“VWAP”).

•	Due to the pending transaction, the Company will not be hosting its webcast and conference call.

Operating Results

Cherry Hill reported GAAP net income applicable to common stockholders for the second quarter of 2026 of $1.3 million, or $0.04 per basic and diluted weighted average common share outstanding. Reported GAAP net income was determined based primarily on the following: $4.7 million of net interest income, $7.4 million of net servicing income, $1.0 million of net realized loss on RMBS, a net realized gain of $12.1 million on derivatives, a net unrealized loss of $0.9 million on RMBS measured at fair value through earnings, a net unrealized loss of $9.3 million on derivatives, a net unrealized loss of $2.4 million on investments in Servicing Related Assets, credit loss and impairment on other assets of $2.8 million, and general and administrative expenses and compensation and benefits in the aggregate amount of $4.0 million.

Earnings available for distribution attributable to common stockholders for the second quarter of 2026 were $5.5 million, or $0.15 per basic and diluted weighted average common share outstanding. For a reconciliation of GAAP net income to non-GAAP earnings available for distribution, please refer to the reconciliation table accompanying this release.

	Three Months Ended
	June 30, 2026	March 31, 2026
	(unaudited)	(unaudited)
Income
Interest income	$14,740	$15,850
Interest expense	10,004	11,394
Net interest income	4,736	4,456
Servicing fee income	9,692	10,219
Servicing costs	2,319	2,289
Net servicing income	7,373	7,930
Other income (loss)
Realized loss on RMBS, net	(1,047)	-
Realized gain (loss) on derivatives, net	12,139	(70)
Realized gain on acquired assets, net	2	-
Unrealized loss on RMBS, measured at fair value through earnings, net	(860)	(12,436)
Unrealized gain (loss) on derivatives, net	(9,299)	6,121
Unrealized loss on investments in Servicing Related Assets	(2,351)	(1,361)
Credit loss and impairment on other assets	(2,815)	-
Total other loss	(4,231)	(7,746)
Total Income	7,878	4,640
Expenses
General and administrative expense	2,128	1,693
Compensation and benefits	1,889	1,579
Total Expenses	4,017	3,272
Income Before Income Taxes	3,861	1,368
Provision for corporate business taxes	67	939
Net Income	3,794	429
Net income allocated to noncontrolling interests in Operating Partnership	(55)	(6)
Dividends on preferred stock	(2,403)	(2,391)
Net Income (Loss) Applicable to Common Stockholders	$1,336	$(1,968)
Net Income (Loss) Per Share of Common Stock
Basic	$0.04	$(0.05)
Diluted	$0.04	$(0.05)
Weighted Average Number of Shares of Common Stock Outstanding
Basic	36,605,698	36,593,018
Diluted	36,739,399	36,593,018

Dollar amounts in thousands, except per share amounts.

Net unrealized gain on the Company’s RMBS portfolio classified as available-for-sale that are reported in accumulated other comprehensive income was approximately $0.5 million.

	Three Months Ended
	June 30, 2026	March 31, 2026
	(unaudited)	(unaudited)
Net Income	$3,794	$429
Other comprehensive income (loss):
Unrealized gain (loss) on RMBS, available-for-sale, net	502	(2,442)
Net other comprehensive income (loss)	502	(2,442)
Comprehensive income (loss)	$4,296	$(2,013)
Comprehensive (income) loss attributable to noncontrolling interests in Operating Partnership	(62)	29
Dividends on preferred stock	(2,403)	(2,391)
Comprehensive income (loss) attributable to common stockholders	$1,831	$(4,375)

Dollar amounts in thousands.

Portfolio Highlights for the Quarter Ended June 30, 2026

The Company realized net servicing fee income of $7.4 million, net interest income of $4.7 million and other loss of $4.2 million, primarily related to a realized loss on RMBS, an unrealized loss on RMBS, an unrealized loss on derivatives, an unrealized loss on investments in Servicing Related Assets, and a credit loss and impairment on other assets, partially offset by a realized gain on derivatives. The unpaid principal balance for the MSR portfolio stood at $15.2 billion as of June 30, 2026 and the carrying value of the MSR portfolio ended the quarter at $211.1 million. Net interest spread for the RMBS portfolio stood at 3.45% and the debt-to-equity ratio on the aggregate portfolio ended the quarter at 5.02x.

The RMBS portfolio had a book value and carrying value of approximately $1.1 billion at quarter-end June 30, 2026. The portfolio had a weighted average coupon of 5.08% and weighted average maturity of 27 years.

In order to mitigate duration risk and interest rate risk associated with the Company’s RMBS and MSRs, Cherry Hill used interest rate swaps, TBAs, Treasury futures and Eris SOFR swap futures. At quarter end June 30, 2026, the Company held interest rate swaps with a notional amount of $767.3 million, TBAs with a notional amount of ($266.9) million, Treasury futures with a notional amount of $28.4 million and Eris SOFR swap futures with a notional amount of ($82.0) million.

As of June 30, 2026, Cherry Hill’s GAAP book value was $3.16 per diluted share, net of the second quarter dividend.

Dividends

On June 11, 2026, the Board of Directors declared a quarterly dividend of $0.10 per share of common stock for the second quarter of 2026. The dividend was paid in cash on July 31, 2026 to common stockholders of record as of the close of business on June 30, 2026. Additionally, the Board of Directors declared a dividend of $0.5125 per share on the Company’s 8.20% Series A Cumulative Redeemable Preferred Stock and a dividend of $0.6045 per share on the Company’s 8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock for the second quarter 2026. The dividends were paid in cash on July 15, 2026 to holders of the applicable Series of Preferred Stock of record as of the close of business on June 30, 2026.

Merger

On August 9, 2026, MITT, a publicly listed residential mortgage REIT managed by AG REIT Management, LLC, an affiliate of TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm with $327 billion in assets under management, and Cherry Hill Mortgage Investment Corporation entered into a definitive merger agreement, pursuant to which MITT will acquire CHMI.

In connection with the transaction, holders of CHMI common stock will receive 0.3063 shares of MITT common stock and $0.93 in cash per share. Based on the closing price of MITT’s common stock on the New York Stock Exchange (the “NYSE”) on August 7, 2026, the transaction implies a value of $3.10 per share of CHMI common stock, representing a 29% premium to CHMI’s unaffected closing stock price on the NYSE on August 7, 2026. The companies expect the transaction to close in the fourth quarter of 2026, subject to customary closing conditions, including the approval of both MITT and CHMI stockholders. This strategic transaction was unanimously approved by the Board of Directors of MITT and Board of Directors of CHMI.

Earnings Available for Distribution

Earnings available for distribution (“EAD”) is a non-GAAP financial measure that we define as GAAP net income (loss), excluding realized gain (loss) on RMBS, unrealized gain (loss) on RMBS measured at fair value through earnings, realized and unrealized gain (loss) on derivatives, realized gain (loss) on acquired assets, realized and unrealized gain (loss) on investments in MSRs (net of any estimated MSR amortization), credit loss and impairment on other assets, transaction related expenses and any tax expense (benefit) on realized and unrealized gain (loss) on MSRs. MSR amortization refers to the portion of the change in fair value of the MSR that is primarily due to the realization of cashflows, runoff resulting from prepayments and an adjustment for any gain or loss on the capital used to purchase the MSR. EAD also includes interest rate swap periodic interest income (expense) and drop income on TBA dollar roll transactions, which are included in “Realized gain (loss) on derivatives, net” on the consolidated statements of income (loss). EAD is adjusted to exclude outstanding LTIP-OP Units in our Operating Partnership and dividends paid on our preferred stock.

EAD is provided for purposes of potential comparability to other issuers that invest in residential mortgage-related assets. We believe providing investors with EAD, in addition to related GAAP financial measures, may provide investors some insight into our ongoing operational performance. However, the concept of EAD does have significant limitations, including the exclusion of realized and unrealized gains (losses), and given the apparent lack of a consistent methodology among issuers for defining EAD, it may not be comparable to similarly titled measures of other issuers, which define EAD differently from us and each other. As a result, EAD should not be considered a substitute for our GAAP net income (loss) or as a measure of our liquidity. While EAD is one indicia of the Company’s earnings capacity, it is not the only factor considered in setting a dividend and is not the same as REIT taxable income which is calculated in accordance with the rules of the IRS.

The following table provides a reconciliation of net income to EAD for the three months ended June 30, 2026 and March 31, 2026.

	Three Months Ended
	June 30, 2026	March 31, 2026
	(unaudited)	(unaudited)
Net Income	$3,794	$429
Realized loss on RMBS, net	1,047	-
Realized loss (gain) on derivatives, net ¹	(6,987)	4,297
Realized gain on acquired assets, net	(2)	-
Unrealized loss on RMBS, measured at fair value through earnings, net	860	12,436
Unrealized loss (gain) on derivatives, net	9,299	(6,121)
Unrealized gain on investments in MSRs, net of estimated MSR amortization	(3,866)	(4,981)
Credit loss and impairment on other assets	2,815	-
Transaction related expenses	240	-
Tax expense on realized and unrealized gain on MSRs and other Non-EAD income (loss) items	842	1,704
Total EAD:	$8,042	$7,764
EAD attributable to noncontrolling interests in Operating Partnership	(117)	(113)
Dividends on preferred stock	(2,403)	(2,391)
EAD Attributable to Common Stockholders	$5,522	$5,260
EAD Attributable to Common Stockholders, per Diluted Share	$0.15	$0.14
GAAP Net Income (Loss) Per Share of Common Stock, per Diluted Share	$0.04	$(0.05)

Dollar amounts in thousands, except per share amounts.
1.
Excludes drop income on TBA dollar rolls of $1.4 million and $0.4 million and interest rate swap periodic interest income of $3.7 million and $3.8 million for the three-month periods ended June 30, 2026 and March 31, 2026, respectively.

Additional Information

Additional information regarding Cherry Hill’s financial condition and results of operations will be available in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which will be filed with the Securities and Exchange Commission. In addition, an investor presentation with supplemental information regarding Cherry Hill, its business and its financial condition as of June 30, 2026 and its results of operations for the quarter ended June 30, 2026 will be posted to the Investor Relations section of Cherry Hill’s website, www.chmireit.com.

Webcast and Conference Call Cancelled

Due to the transaction with TPG Mortgage Investment Trust, Inc. announced earlier today, the Company will not be hosting its webcast and conference call that was previously scheduled for 5:00 pm Eastern Time today.

About Cherry Hill Mortgage Investment Corporation

Cherry Hill Mortgage Investment Corporation is a real estate finance company that acquires, invests in and manages residential mortgage assets in the United States. For additional information, visit www.chmireit.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, beliefs, projections and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would” and variations of such words and other words and terms of similar meaning, including the negatives of such words and terms, are intended to identify forward-looking statements.

Forward-looking statements include, among other things, statements about the Company’s financial condition, results of operations, earnings available for distribution, book value, dividends, portfolio performance, investment strategy, market opportunities and ability to generate sustainable and attractive risk-adjusted returns for stockholders, as well as statements about the proposed transaction with MITT, including the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s and MITT’s respective businesses, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; the ability to obtain the requisite approvals of the Company’s stockholders and MITT’s stockholders; the expected tax treatment of the proposed transaction; and any assumptions underlying any of the foregoing.

The Company can give no assurance that any goal, plan, expectation or projection set forth in any forward-looking statement can be achieved, and readers are cautioned not to place undue reliance on such statements. Actual results may differ materially from those projected as a result of certain risks, uncertainties and assumptions, including the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders and MITT’s stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from applicable governmental entities or any conditions, limitations or restrictions placed on such approvals; the possibility that competing offers or acquisition proposals for the Company or MITT will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require the Company or MITT to pay a termination fee; the effect of the announcement or pendency of the proposed transaction on the Company’s or MITT’s ability to attract, motivate or retain key executives and employees, their ability to maintain relationships with counterparties, lenders, servicers, vendors and other business partners, or their respective operating results and business generally; risks related to the proposed transaction diverting management’s attention from the Company’s or MITT’s ongoing business operations; the amount of costs, fees and expenses related to the proposed transaction; the risk that the Company’s or MITT’s stock price may decline significantly if the proposed transaction is not consummated; risks that the proposed transaction may not qualify as a tax-free reorganization for U.S. federal income tax purposes; the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay; changes in interest rates, credit spreads, prepayment rates, default rates, market volatility and general economic, financial, real estate and mortgage market conditions and their effect on the Company’s and MITT’s respective portfolios of mortgage-related assets; the risk that the Company or MITT may fail to maintain qualification as a real estate investment trust; and other factors set forth from time to time in the Company’s and MITT’s respective filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC.

Each forward-looking statement speaks only as of the date on which such statement is made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement, or to report any events or circumstances after the date of this press release, except as required by law.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and executive officers in the solicitation by reading the Company’s most recent Annual Report on Form 10-K and proxy statement and the joint proxy statement/prospectus and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Additional information concerning the interests of those persons and other persons who may be deemed participants in the proposed transaction, which may, in some cases, be different from those of the Company’s or MITT’s stockholders generally, will be included in the joint proxy statement/prospectus when it becomes available.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy or exchange any securities, or a solicitation of any vote or approval in connection with the proposed transaction, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contact:
Cherry Hill Mortgage Investment Corporation
Investor Relations
(877) 870-7005
InvestorRelations@chmireit.com